Exhibit 23.2


                CONSENT INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S 2 No. 333-73832) and related Prospectus of LightPath Technologies, Inc. for the registration of 40,250 Options to purchase shares of Class A common stock of our report dated April 26, 2000 with respect to the financial statements of Geltech, Inc., included in the current Report, as amended, (Form 8-K/A-1) dated September 20, 2000, of LightPath Technologies, Inc. filed with the Securities and Exchange Commission.


                             /s/ Ernst & Young LLP

January 23, 2002
Orlando, Florida